Exhibit 99.2

NEWS RELEASE August 22, 2016

	Contacts:	Dan Schlanger, CFO
Son Nguyen, VP - Corporate Finance & Treasurer
FOR IMMEDIATE RELEASE		Crown Castle International Corp.
713-570-3050

CROWN CASTLE ANNOUNCES PRICING

OF SENIOR NOTES OFFERING

August 22, 2016 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) (“Crown Castle”) announced today that it has priced its previously announced public offering of 2.250% Senior Notes due 2021 in an aggregate principal amount of $700 million. The notes will have an interest rate of 2.250% per annum and will be issued at a price equal to 99.972% of their face value to yield 2.256%.

The net proceeds from the offering are expected to be approximately $692.6 million, after deducting the underwriting discount and other offering expenses payable by Crown Castle. Crown Castle intends to use net proceeds from the offering to repay in full the 2.381% Senior Secured Notes due 2017 issued by CC Holdings GS V LLC, Crown Castle’s indirect wholly owned subsidiary, and its subsidiary as co-issuer, and to repay a portion of the outstanding borrowings under Crown Castle’s senior unsecured revolving credit facility.

Citigroup, Fifth Third Securities, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG and SMBC Nikko are the joint book-running managers of the offering.

The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained by contacting any joint book-running manager using the information provided below. An electronic copy of the prospectus supplement, together with the accompanying prospectus, is also available on the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

News Release continued:	Page 2

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans, projections and estimates regarding the proposed offering, including the use of proceeds therefrom. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the SEC. The term “including,” and any variation thereof, means “including, without limitation.”

ABOUT CROWN CASTLE

Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 17,000 miles of fiber supporting small cells, Crown Castle is the nation’s largest provider of shared wireless infrastructure with a significant presence in the top 100 US markets.

JOINT BOOK-RUNNING MANAGERS CONTACT INFORMATION

Citigroup Global Markets Inc., 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Broadridge Financial Solutions, Toll-free: 1-800-831-9146, Email: prospectus@citi.com.	Fifth Third Securities, Inc., 38 Fountain Square Plaza, MD 10903B, Cincinnati, OH 45263 Attn: Investment Grade Syndicate Desk, Toll-free: 1-800-950-4623.

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

NC1-004-03-43

200 North College Street, 3rd Floor,

Charlotte NC 28255-0001

Attn: Prospectus Department,

Toll-free: 1-800-294-1322,

Email: dg.prospectus_requests@baml.com.

MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor New York, NY 10020 Toll-free: 1-877-649-6848 Email: prospectus@us.sc.mufg.jp
SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, NY 10172 Attn: Debt Capital Markets Toll-free: 1-888-868-6856

The Foundation for a Wireless World.

CrownCastle.com